INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-47132 of The Procter & Gamble Company on Form S-8 of our report dated September 13, 2002, appearing in this Annual Report on Form 11-K of the Employee Stock Purchase Plan (Japan) for the year ended June 30, 2002.


/S/ DELOITTE TOUCHE TOHMATSU
----------------------------
DELOITTE TOUCHE TOHMATSU
October 9, 2002